Kelly & Company
CERTIFIED PUBLIC ACCOUNTANTS
AUDIT
TAX
SEC REPORTING

Member, American Institute of Certified
Public Accountants (Since 1974)
SEC Practice Section
Tax Practice Section

August 4, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4 included in the Form 8-K of ForgeHouse, Inc. (file no. 000-51465) dated August 4, 2010 to be filed with the Securities and Exchange Commission. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

Kelly & Company

Kelly & Company
Costa Mesa, California